EXHIBIT 2
 WCC-051                      WARRANT CERTIFICATE

                            CERTIFICATE FOR WARRANTS

              NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME,
                                ON JUNE 20, 2001


                           EPOCH PHARMACEUTICALS, INC.

          CLASS C REDEEMABLE COMMON STOCK PURCHASE WARRANT CERTIFICATE


THIS CERTIFIES that


                       United Equities Commodities Company


or registered assigns is the registered holder (the "Registered Holder") of five hundred thousand (500,000) Warrants, each of which represents the right to purchase one-half (1/2) fully paid and nonassessable share of Common Stock, par value $.01 per share (the "Common Stock") of Epoch Pharmaceuticals, Inc., a Delaware corporation (the "Company"), at the initial exercise price ("Exercise Price") of $1.25 per one-half share at any time, but not after the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by American Stock Transfer & Trust Company, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the Warrant Agent for the account of the Company.

        The Warrants are subject to call for redemption by the Company upon not less than 30 days' nor more than 60 days' notice at a call price of $0.05 per warrant (the "Call Price"), at any time after 9:30 A.M., New York City time, on December 20, 1997, provided that closing sale price of the Common Stock, as determined pursuant to Section 4.2 of the Warrant Agreement, dated as of June 21, 1996, between the Company and the Warrant Agent (the "Warrant Agreement"), shall have been at least 150% of the then effective exercise price of the Warrants, as adjusted pursuant to Section 4.8 of the Warrant Agreement (the "Call Trigger Price"), for a period of 20 consecutive business days ending within 15 days of the date that the notice of such call (the "Call Notice") is given by the Company to the Warrant Agent pursuant to Section 4.11 of the Warrant Agreement, and provided further that the Company has complied and continues to be in compliance with the provisions of Section 2.2 of the Warrant Agreement.


                               Page 11 of 33 Pages

        No Warrant may be executed after 5:00 P.M., New York City time, on the expiration date (the "Expiration Date") which will be the earlier of June 20, 2001 or the business day preceding the call date specified in a Call Notice. All Warrants evidenced hereby shall thereafter become void.

        Prior to the Expiration Date, subject to any applicable laws, rules or regulations restrictions transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States or a member of the National Association of Securities Dealers, Inc. or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended), acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

        Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

        Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate with or without prior Warrant Certificates, for another Warrant Certificate or Warrant Certificates of the same aggregate number of Warrants upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

        Upon certain events provided for in the Warrant Agreement hereinafter referred to the Exercise Price, the number of shares of Common Stock issuable upon the exercise of each Warrant and the Call Trigger Price are required to be adjusted.

        No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

        This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company, including without limitation, the rights to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

        This Warrant Certificate shall not be valid for any purpose unless and until it shall have been countersigned by the Warrant Agent.



                               Page 12 of 33 Pages

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.


Dated: June 21, 1996

                                           EPOCH PHARMACEUTICALS, INC.

                                           ATTEST:



                                           By: /s/ Sanford S. Zweifach
                                               ---------------------------------
                                               Sanford S. Zweifach
                                               President and Corporate Secretary






                               Page 13 of 33 Pages

                              ELECTION TO PURCHASE


        The undersigned hereby irrevocably elects to exercise___________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:


ISSUE TO:

--------------------------------------------------------------------------------
                                     (NAME)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


--------------------------------------------------------------------------------
                (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)


DELIVER TO:


--------------------------------------------------------------------------------
                                     (NAME)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


        If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

        In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______ by certified check or money order payable to Warrant Agent for the account of the Company in United States currency.

Dated:____________

                                              __________________________________
                                              Insert Social Security or other
                                              identifying number(s) of holder(s)

______________________________________        __________________________________
Name of registered holder - please print      Signature of registered holder


______________________________________        __________________________________
Name of registered holder, if co-owned        Signature of registered holder,
- please print                                if co-owned


NOTE: Signature(s) must conform in all respects to name of Registered Holder(s) as specified on the face of the Warrant Certificate


                               Page 14 of 33 Pages

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of warrants as set forth below:


Name of Assignee                   Address                       No. of Warrants

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

and does hereby irrevocably constitute and appoint_________________________ to make such transfer on the books of Epoch Pharmaceuticals, Inc. maintained for that purpose, with full power of substitution in the premises.


Dated:____________

                                              __________________________________
                                              Insert Social Security or other
                                              identifying number(s) of holder(s)

______________________________________        __________________________________
Name of registered holder - please print      Signature of registered holder


______________________________________        __________________________________
Name of registered holder, if co-owned        Signature of registered holder,
                                              if co-owned - please print


NOTE: Signature(s) must conform in all respects to name of Registered Holder(s) as specified on the face of the Warrant Certificate


Signature(s) Guaranteed:





                              Page 15 of 33 Pages